Registration No. 33-
        -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                                    Form S-8

                           REGISTRATION STATEMENT (1)
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          BRISTOL-MYERS SQUIBB COMPANY

               (Exact name of issuer as specified in its charter)

Delaware                                                 22-0790350
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 345 Park Avenue
                            New York, New York 10154
                                 (212) 546-4000
          (Address and telephone number of principal executive offices)


           BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
      BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

                              (Full Title of Plans)

                                 ---------------

John L. McGoldrick, Esq.                            Alice C. Brennan, Esq.
Senior Vice President and General Counsel           Vice President and Secretary

                          Bristol-Myers Squibb Company
                                 345 Park Avenue
                            New York, New York 10154
                                 (212) 546-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1125
                        Attention: Susan P. Serota, Esq.


                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of                      Proposed Maximum  Proposed Maximum    Amount of
Securities to   Amount to be  Offering Price    Aggregate Offering  Registration
be Registered   Registered    Per Share (2)     Price (2)           Fee (2)
- --------------------------------------------------------------------------------
Common Stock,
par value $.10
per share ....  6,000,000     $80.875           $485,250,000        $167,328


================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This Registration Statement also pertains to Rights to Purchase shares of Series A Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Bristol-Myers Squibb Company Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Bristol-Myers Squibb Company Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h), the maximum price per share and the registration fee are based on the reported average of the high and low prices, for Bristol-Myers Squibb Company Common Stock on the New York Stock Exchange on April 25, 1996.

Item 3.  Incorporation of Documents by Reference.

                  This Registration Statement on Form S-8 (the "Registration Statement") filed in connection with the issuance of additional shares of Bristol-Myers Squibb Company Common Stock under the Bristol-Myers Squibb Company Savings and Investment Program, Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program (the "Plans") constitutes a new registration statement. The contents of the Registration Statement on Form S-8, File No. 33-44788, filed by Bristol-Myers Squibb Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated by reference herein.



Item 8.  Exhibits.

Exhibit No.          Description
- -----------          -----------

5.1 Opinion from Counsel for the Company as to the legality of the Company's Common Stock offered under the Plans.

5.2 Opinion from Counsel for the Company that the Plans are qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended and are in compliance with the Employee Retirement Income Security Act of 1974, as amended.

23.1                 Consent of Price Waterhouse LLP, independent accountants.

23.2 Consent of Counsel for the Company (contained in Opinion of Counsel filed as Exhibit 5.1).

23.3 Consent of Counsel for the Company (contained in Opinion of Counsel filed as Exhibit 5.2).

24.1 Power of Attorney (set forth on signature pages of the Registration Statement)

                     Certified resolutions of the Board of Directors of Bristol-Myers Squibb Company relating to Power of Attorney set forth on the signature pages of the Registration Statement.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of April, 1996.



                                          BRISTOL-MYERS SQUIBB COMPANY,


                                          By  /s/ Charles A. Heimbold, Jr.
                                            ------------------------------
                                            Charles A. Heimbold, Jr.
                                            President, Chief Executive
                                            Officer, Chairman of the
                                            Board and Director



                                POWER OF ATTORNEY


                  Know all by men by these presents, that each officer or director of Bristol-Myers Squibb Company, whose signature appears below constitutes and appoints Alice C. Brennan, John L. McGoldrick, Frederick S. Schiff and Charles G. Tharp and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any an all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 6,000,000 shares of Common Stock, par value $.10 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

                  Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated:


Signature                           Title                               Date


/s/ Charles A. Heimbold, Jr.        President, Chief                    4/25/96
- ----------------------------        Executive Officer,
Charles A. Heimbold, Jr.            Chairman of the
                                    Board and Director
                                    (principal executive
                                    officer)

/s/ Michael F. Mee                  Corporate Staff                     4/25/96
- ------------------                  Senior Vice President
Michael F. Mee                      and Chief Financial
                                    Officer (principal
                                    financial officer)


/s/ Frederick S. Schiff             Corporate Staff                     4/25/96
- -----------------------             Vice President
Frederick S. Schiff                 and Controller
                                    (principal
                                    accounting officer)


/s/ Robert E. Allen                 Director                            4/25/96
- -------------------
Robert E. Allen


/s/ Michael E. Autera               Executive Vice                      4/25/96
- ---------------------               President and
Michael E. Autera                   Director


/s/ Ellen V. Futter                 Director                            4/25/96
- ------------------
Ellen V. Futter


/s/ Louis V. Gerstner, Jr.          Director                            4/25/96
- --------------------------
Louis V. Gerstner, Jr.


/s/ John D. Macomber                Director                            4/25/96
- --------------------
John D. Macomber

Signature                           Title                               Date

/s/ James D. Robinson III           Director                            4/25/96
- -------------------------
James D. Robinson III


/s/ Andrew C. Sigler                Director                            4/25/96
- --------------------
Andrew C. Sigler


/s/ Louis W. Sullivan, M.D.         Director                            4/25/96
- ---------------------------
Louis W. Sullivan, M.D.


/s/ Kenneth E. Weg                  Executive Vice                      4/25/96
- ------------------                  President and
Kenneth E. Weg                      Director


By /s/ Alice C. Brennan
  ---------------------
   Alice C. Brennan
   Attorney-in-Fact

                  THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 25th day of April, 1996.

BRISTOL-MYERS SQUIBB COMPANY SAVINGS
AND INVESTMENT PROGRAM
BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE
INCENTIVE THRIFT PLAN
BRISTOL-MYERS SQUIBB PUERTO RICO, INC.
SAVING AND INVESTMENT PROGRAM

BY:  BRISTOL-MYERS SQUIBB COMPANY
       SAVINGS PLAN COMMITTEE


Signature                                   Title


/s/ Michael F. Mee                          Senior Vice President*
- ------------------
Michael F. Mee


/s/ Harrison M. Bains, Jr.                  Vice President and
- --------------------------                  Treasurer*
Harrison M. Bains, Jr.

/s/ Alice C. Brennan                        Vice President and
- --------------------                        Secretary*
Alice C. Brennan

/s/ Robert B. Chapman, Jr.                  Director, Pension
- --------------------------                  & Savings Investment
Robert B. Chapman, Jr.                      Management*

/s/ John D. Glover                          Vice President*
- ------------------
John D. Glover


/s/ George P. Kooluris                      Senior Vice President*
- ----------------------
George P. Kooluris


/s/ John L. McGoldrick                      Senior Vice President*
- ----------------------
John L. McGoldrick

Signature                                   Title

/s/ Frederick S. Schiff                     Vice President and
- -----------------------                     Controller*
Frederick S. Schiff


/s/ Charles G. Tharp                        Senior Vice President*
- --------------------
Charles G. Tharp







- --------
* Members of Bristol-Myers Squibb Company Savings Plan Committee, signing in that capacity on behalf of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


                  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated January 23, 1996 appearing on page 51 of Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                              PRICE WATERHOUSE LLP



                               New York, New York
                                 April 22, 1996